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EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-00554 on Form S-3 and Registration Nos. 333-80229, 333-76351, 33-73272,
33-78418, 333-2450, 333-6743, 333-17443, and 333-73790 on Form S-8 of our
reports dated October 11, 2002 (October 25, 2002 as to the third paragraph of Note 19), appearing in this Annual Report on Form 10-K of Cable Design Technologies Corporation and subsidiaries for the year ended July 31, 2002.

/s/DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
October 29, 2002